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                                                                 EXHIBIT 10.2.3

                              MANAGEMENT AGREEMENT


      THIS MANAGEMENT AGREEMENT (the "Agreement") made as of the 28th day of May, 1996 between FM PRECISION GOLF MANUFACTURING CORP., a Delaware corporation (the "Company"), and BERENSON, MINELLA & COMPANY, L.P., a Delaware limited partnership ("BM&C").

      WHEREAS, the Company wishes to engage BM&C to provide certain management and investment banking services to the Company.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      Section 1. General Services. Subject to the supervision of the board of directors of the Company (the "Company Board"), and subject to any limitations which the Company Board may from time to time place on the authority herein granted to BM&C, BM&C shall perform advisory financial services consisting of the following: investment of the Company's cash and client escrow funds; the possible refinancing of indebtedness of the Company; trends and prospects for interest rates as they may affect the aforementioned and other aspects of the Company's operations; commercial and institutional financing relationships of the Company including short-term loans; assistance to the Company in developing cash flow projections, operating forecasts and capital improvement schedules and projections; executive and other compensation; acquisitions, mergers and leases or sales of assets; and advice and assistance with respect to such other economic and financial matters as the Company may from time to time request (the "General Services").

      Section 2. Additional Services. In addition to the General Services, to the extent requested and agreed to by the parties, BM&C shall perform additional services consisting of the identification of potential acquisition and merger opportunities and assistance in negotiations of potential acquisitions and mergers (the "Additional Services"). BM&C shall be compensated for the Additional Services for an additional fee to be negotiated by the parties hereto.

      Section 3. Personnel. BM&C shall make available to the Company, as needed, Raymond J. Minella, who shall, if elected, serve as an officer and director of the Company without salary or other compensation except for reimbursement of expenses and, if approved by the Company, board of directors fees.

      Section 4. Fee. As compensation for all General Services to be performed hereunder, the Company shall pay BM&C a fee of $50,000 per year (pro rated through December 31, 1996) in equal monthly installments on the first day of each month commencing June 1, 1996. In addition, the Company shall reimburse BM&C for all expenses incurred by BM&C on behalf of the Company in the performance of the General Services hereunder on presentation of appropriate documentation thereof.
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      Section 5. Parties in Interest. It is agreed between the parties hereto that employees, officers, directors and shareholders of BM&C are or may be become interested in the Company or its parent as employees, officers or shareholders or otherwise, and that employees, officers or shareholders of the Company are or may be or become similarly interested in BM&C.

      Section 6. Non Exclusivity. The services of BM&C to the Company are not exclusive and BM&C is free to render services to others and to engage in other activities, provided that such other services and activities do not, during the term of this Agreement, interfere in a material manner, with BM&C's ability to meet all of its obligations with respect to rendering services hereunder. In the absence of gross negligence, BM&C shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or in connection with, the rendering of services hereunder.

      Section 7. Term. This Agreement shall remain in full force and effect for the period commencing on the date hereof and ending on May 31, 2003; provided that commencing on June 30, 1997 and on each successive June 30, the date of termination of this Agreement shall be extended an additional year (i.e., from June 1, 2003 to May 31, 2004) if at least 30 days before such June 30 no party hereto shall have delivered written notice to the other party of its intention to terminate this Agreement. Upon termination, and upon receipt of all monies due BM&C from the Company, BM&C shall forthwith deliver to the Company all property and documents of the Company then in the custody or control of BM&C.

      Section 8. Indemnity. The Company agrees to indemnify and hold harmless BM&C, its officers, directors and shareholders from and against any and all claims, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable counsel fees and expenses, resulting from the performance or observance by BM&C of any of the covenants or other obligations which it is to perform or observe in this Agreement; provided that no indemnity shall be applicable in the event of the gross negligence of BM&C.

      Section 9. Confidentiality. BM&C agrees that all information which BM&C obtains with respect to the Company which the Company keeps confidential (the "Confidential Information") will not be used by BM&C in any way detrimental to the Company, will be kept confidential by BM&C and its representatives (which term includes its agents, representatives, attorneys, accountants, directors, officers, employees and financial advisors), shall not, except as BM&C may be legally obligated, without the prior written consent of the Company, be disclosed by BM&C or its representatives, in any manner whatsoever, in whole or in part, and shall not be used by BM&C or its representatives other than for the services BM&C is to perform for the Company. BM&C further agrees to transmit the Confidential Information only to those of its representatives who need to know such information for the purpose of performing services for the Company and who shall (a) be advised by BM&C of this Agreement, and (b) agree with BM&C to be bound by the provisions hereof. BM&C shall be responsible for any breach of this Agreement by its representatives.

      Section 10. Notices. Any notice or other document given pursuant to or with respect to this Agreement shall be in writing (including telex, telecopy or similar electronic mail) and


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shall be deemed given when the same is delivered personally, deposited in the
United Sates mail, postage prepaid, registered or certified mail, addressed to the party at the following respective addresses, or sent to the telephone number or telecopy number and address set for the below or such other address, telephone number or telecopy number and address as the party may from time to time designate by written notice to the other party hereto:

      the Company:                              BM&C:
      535 Migeon Avenue                         667 Madison Avenue
      Torrington, Connecticut  06790            New York, New York  10021
      Attn.:  Ronald Chalmers                   Attn.:  Raymond J. Minella
      Tel. No. (203) 489-9254, ext. 274         Tel. No. (212) 935-7676
      Fax No. (203) 489-5454                    Fax No. (212) 935-1499

      Section 11. General Provision.

            11.1. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within the State of Delaware.

            11.2. Amendments. This Agreement may be amended only in writing by the consent of each of the parties hereto, evidenced by all necessary and proper authority.

            11.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof.

            11.4. Counterparts. This Agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same Agreement.

      This Agreement has been executed on and is effective as of the date first above written.


BERENSON, MINELLA & COMPANY             FM PRECISION GOLF
                                        MANUFACTURING CORP.


By:  /s/ Raymond J. Minella             By:  /s/ Christopher A. Johnston
     ------------------------------          ---------------------------
     Raymond J. Minella                      Christopher A. Johnston, President


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